CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 26, 2021, relating to the financial statements and financial highlights, which appears in AB Multi-Manager Alternative Fund’s Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings “Independent Accountants”, “Financial Highlights”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 30, 2021